Exhibit 10.43

AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 23rd day of June, 2006, by and between Silicon Valley Bank (“Bank”) and Sento Corporation, a Utah corporation, Sento Technical Services Corporation, a Utah corporation and Xtrasource Acquisition, Inc., a Delaware corporation (collectively “Borrower”) whose address is 420 East South Temple, Suite 400, Salt Lake City, Utah  84111.

RECITALS

A.            Bank and Borrower have entered into that certain Loan and Security Agreement dated April 15, 2003, as amended by certain Amendments to Loan Documents by and between Bank and Borrower, including amendments to the Schedule to Loan and Security Agreement (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”). The most recent Amendment to Loan Documents was dated January 26, 2006, and included a Third Amended and Restated Schedule to Loan and Security Agreement (the “Schedule”).

B.            Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.            Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Liquidity Coverage ratio as more fully set forth herein and to waive Borrower’s failure to comply with such ratio.

D.            Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.             Amendments to Third Amended and Restated Schedule to Loan and Security Agreement.

2.1          Section 5 (Financial Covenants). The Liquidity Coverage covenant is amended by deleting the existing covenant and replacing it with the following:

“Liquidity Coverage:                              Commencing with the month ending March 31, 2006, through June 30, 2006, Borrower shall maintain Liquidity Coverage of not less than 1.50 to 1.0. Commencing with the month ending July 31, 2006, Borrower shall maintain Liquidity Coverage of not less than 2.0 to 1.0.”

2.2          Section 5 (Financial Covenants). The definition of Liquidity Coverage is amended by deleting the existing definition and replacing it with the following:

“Liquidity Coverage” shall mean (i) for the period from March 31, 2006, through June 30, 2006, a ratio of unrestricted cash (and equivalents) deposited with Silicon, invested with Silicon’s affiliates or deposited with another depositary institution in the United States, plus the loan value of accounts (the Advance Rate multiplied by the Borrower’s Eligible Accounts) under the Accounts Loan divided by all outstanding Obligations and (ii) from and after July 1, 2006, a ratio of unrestricted cash (and equivalents) deposited with Silicon or invested with Silicon’s affiliates plus the loan value of accounts (the Advance Rate multiplied by the Borrower’s Eligible Accounts) under the Accounts Loan divided by all outstanding Obligations.”

3.             Limitation of Amendments.

3.1          The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2          This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.             Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1          Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2          Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3          The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7          This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.             Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.             Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of an amendment fee in an amount equal to $5,000.00 and Bank’s out-of-pocket expenses.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Sento Corporation

By:	/s/ Ron Sherman	By:	/s/ Anthony Sansone
Name:	Ron Sherman	Name:	Anthony Sansone
Title:	Senior Relationship Manager	Title:	SVP & CFO

Sento Technical Services Corporation

		By:	/s/ Anthony Sansone
		Name:	Anthony Sansone
		Title:	SVP & CFO

Xtrasource Acquisition, Inc.

		By:	/s/ Anthony Sansone
		Name:	Anthony Sansone
		Title:	SVP & CFO